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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS




As independent accountants we hereby consent to the incorporation by reference in the registration statement on Form S-8 File No. 33-78394, of our report dated February 2, 1996 incorporated by reference in Allied Capital Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in such registration statement.


                                                      MATTHEWS, CARTER AND BOYCE


McLean, Virginia
March 22, 1996
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                       CONSENT OF INDEPENDENT ACCOUNTANTS




As independent accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 2, 1996 included in Allied Capital Corporation's Annual Report to stockholders. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                      MATTHEWS, CARTER AND BOYCE


McLean, Virginia
March 22, 1996